Exhibit 10.1

                        FACTORING AND SECURITY AGREEMENT

         This Factoring and Security Agreement, dated as of January 21, 2002 is between INSCI CORP., formerly insci-statements.com, corp., a Delaware corporation (the "Client") and Benefactor Funding Corp., a Colorado corporation (the "Factor").

         In consideration of the respective promises, representations, warranties, covenants and agreements contained herein, Client and Factor agree as follows:

1. PURCHASE AND SALE OF ACCOUNTS RECEIVABLE

         (a) Client hereby sells, assigns, transfers, conveys and delivers to Factor and Factor purchases and accepts from Client upon the terms and conditions set fourth herein, all of Client's right, title and interest in and to (i) all accounts receivable which are accepted for purchase by Factor as described in Section 1(b) (any and all accounts receivable which are offered by Client to Factor, whether or not Factor accepts and purchases them, are defined herein as "Accounts"; the term "Accepted Accounts" is defined herein as Accounts which are accepted for purchase by Factor) and (ii) all guarantees and security for Accepted Accounts, and all merchandise or Client services represented by Accepted Accounts, including all of Client's rights to returned goods and rights of stoppage in transit, replevin and reclamation as an unpaid vendor (with respect to each Accepted Account, such guarantees, security and rights are called "Rights").

         (b) Client shall submit Accounts to Factor, to be put on a schedule of accounts ("Schedule") in the form of Exhibit A. Factor is only obligated to purchase Accounts when it accepts the Accounts by signing the Schedule; any Accounts which are crossed out by Factor are not accepted for purchase. It is hereby agreed and understood that Factor may verify, with the Account Debtor (each of the terms "Account Debtor" and "Debtor" is defined herein as a customer of Client), the amount, validity, due date and absence of adjustments and offsets, of some or all of the Accounts prior to Factor's acceptance of such Accounts.

         (c) At the time the Schedule is presented, Client shall also deliver to Factor the original and/or a copy of an invoice for each Account, together with evidence of shipment and the Account Debtor's purchase order.

         (d) Each and every payment on each and every Accepted Account by an Account Debtor, or any other person or entity, is the sole property of Factor.

         (e) Prior to Factor's acceptance and purchase of any Account from a particular Account Debtor, Client shall deliver to Factor an agreement in the form of Exhibit B hereto ("Customer Agreement")

         (f) Invoices should plainly state on their face that the amounts payable thereunder have been assigned to and are payable to Benefactor Funding Corp. and billing on such invoice shall constitute an assignment to Benefactor Funding Corp. of the accounts thereby requested whether or not a specific written assignment was executed.

         (g) Upon signing this Agreement, Client shall sign all UCC financing statements requested by Factor and, simultaneously with the initial funding pursuant to this Agreement, Client shall pay to Factor a one-time UCC fee of $350.00

2. PURCHASE PRICE

         The purchase price for each Accepted Account shall be equal to (i) the face amount of such Accepted Account less (ii) the Commission, and less (iii) the Factor's Fee, and less (iv) the amount of any trade or cash discounts, credits or allowances, set-offs or any other reductions or adjustments to such Accepted Account. The Commission for each Accepted Account shall equal 2.25% of the face amount of the Accepted Account, and shall compensate Factor for Factor's administration, monitoring and collection activities with respect to the Accepted Account. The Factor's Fee for each Accepted Account shall be determined by the number of days from the date of Factor's Initial Payment (as defined below) on the Accepted Account to Client to the date of Account Debtor's full payment of the Accepted Account to Factor as follows: 0% of the face amount of the Accepted Account for one to thirty days and .7% of such face amount for each one to ten day period thereafter (with the .7% earned on the first day of each such one to ten day period.) Upon purchase of an Accepted Account from Client, Factor shall make an initial payment of the Purchase Price to Client ("Initial Payment") in the amount of 80% of the face amount of such Accepted Account. The difference between the face amount of an Accepted Account and the Initial Payment shall go into the Reserve Account (as defined in Section 4 below). "Full Payment" of an Accepted Account by an Account Debtor shall occur when Factor receives a check for the full amount of the Accepted Account from the Account Debtor and such check clears and becomes available for Factor's use.

         Client agrees to sell and assign to Factor a minimum of $500,000 of accounts receivable for each month that this Agreement is in effect beginning with February 2002 and if such minimum isn't met, Factor will charge Client an amount equal to 2.25% times $500,000 less the actual amount of receivables sold for each such month, either by charging the Reserve Account or invoicing Client. Client and Factor agree that Client's right to terminate the Agreement pursuant to Section 11 is subject to the minimums in this paragraph.


3. RECOURSE PROVISIONS.

         (a) All Accepted Accounts shall be purchased by Factor with recourse against Client. The term "Recourse Event" shall include, without limitation, the following: (i) a breach of any representation or warranty or covenant of this Agreement by Client; (ii) the existence of any dispute of any kind, regardless of validity, now or hereafter arising, between Client and an Account Debtor, or between and Account Debtor and Factor, that is asserted by an Account Debtor as a basis for refusing to pay all or part of any Accepted Account ("Dispute");
(iii) the assertion by any Account Debtor, or by a bankruptcy trustee or any other party which is acting for an Account Debtor, of a claim of loss, counterclaim, refund, credit, return of goods, return of payment or offset by any kind against Client or Factor ("Claim"); and (iv) non-payment by the Account Debtor of the full amount of any Accepted Account 91 days after the purchase of such Accepted Account by Factor, or, if Factor believes, in Factor's sole judgment, at any time prior to such 91st day, that the Account Debtor may be unable to pay any Accepted Account; Client and Factor hereby agree that any Accepted Account covered by clause (iv) is a "defective good". Upon the occurrence of any event described in clauses (i), (ii), (iii) or (iv) of the preceding sentence, Client will immediately pay to Factor, on the Accepted Account which is subject to the Recourse Event, the amount of the Initial Payment on the Accepted Account plus the Commission and Factor's Fee on the Accepted Account calculated at the time of Client's payment. If Factor does not receive an immediate payment from Client, Factor may, in addition to any other remedies available to Factor under this Agreement, immediately charge back to Client any Accepted Account which is subject to a Recourse Event by taking funds out of the Reserve Account, or immediately exercise the remedies described in
Section 10. With Factor's agreement, Client may assign other accounts receivable which are, acceptable to factor, in substitution for an Accepted Account which is subject to a Recourse Event.

         (b) Client shall notify Factor of any Recourse Event immediately.

         (c) Factor may settle any Dispute or Claim directly with Account Debtor; such settlement does not relieve Client of final responsibility for payment of any such Accepted Account.



                                      -2-
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4. RESERVE ACCOUNT.

         (a) Factor shall create and maintain at all times a reserve account ("Reserve Account") for all Accepted Accounts equal to the difference between the aggregate face amounts and the aggregate Initial Payments on all Accepted Accounts. Factor may, in addition to any other remedies available to Factor under this Agreement, charge back to Client by taking funds out of the Reserve Account, any amount for which Client may be obligated to Factor at any time; such amounts include (i) any amounts which Client is obligated to pay Factor pursuant to the recourse provisions of Section 3, (ii) any damages suffered by Factor as a result of Client's breach of any provision of Section 5 hereof,
(iii) any amount charged back to Client pursuant to Section 10 hereof, (iv) any other offsets or adjustments to any Accepted Accounts, and (v) reasonable attorneys fees and disbursements related to any of the foregoing. If Factor receives payment on an Accepted Account from Account Debtor subsequent to the Accepted Account being charged against the Reserve Account pursuant to the preceding sentence, Factor will credit the Reserve Account by the amount of such payment.

         (b) The Reserve Account shall be calculated and maintained on a regular basis, and any funds which are credited by Factor to Client's Reserve Account as a result of collected invoices for Client, less all funds charged back to Client pursuant to this Section 4 ("Excess Reserve") shall be paid to Client weekly; provided, however that Factor shall not be obligated to pay the Excess Reserve to Client if a Recourse Event or and Event of Default has occurred and is continuing. If Client shall cease selling Accounts to Factor, Factor shall not pay the Reserve Account to Client until all Accepted Accounts have been collected in full or charged against the Reserve Account, and all Commissions and Factor's Fees and other sums due Factor hereunder have been paid; if the Reserve Account has a negative balance after such collections, charges and fees, then the Client shall make the applicable payment to Factor.

5. CLIENT'S REPRESENTATIONS AND WARRANTIES.

         Client represents and warrants to Factor that:

         (a) Client is the sole owner and holder of each and every Account and all related Rights, and, upon Factor's purchase of any Account, Factor shall become the sole owner and holder of such Account and its related Rights; and each Account is free and clear of all liens, encumbrances, charges, security interests, rights to purchase, or other claims of any kind or nature, and none of such Accounts have been previously sold or assigned to any person or entity.

         (b) There are no financing statements now on file in any public office governing any property of Client of any kind, real or personal, in which Client is named in or has signed as the debtor, except the financing statement or statements filed or to be filed with respect to this Agreement, or those statements now on file that have been disclosed in writing by Client to Factor. Client will not execute any financing statement in favor of any other person or entity, except Factor, during the term of this Agreement.

         (c) The full amount of each Account is due and owing to Client, and each Account is an accurate statement of a bona fide sale and delivery by Client and acceptance by an Account Debtor of merchandise or services. Each Account is due and payable within 30 days or less, and is not contingent upon the fulfillment by Client of any further performance of any nature.

         (d) The application ("Application") made by Client in connection with this Agreement, and the statements made in such Application are true and correct as of the time that this Agreement is executed.

         (e) There are no actions, suits, proceedings, attachment proceedings, orders, or arbitration proceedings, pending or threatened, at law or in equity, against Client or any affiliate of Client or affecting the Accounts, before any federal, state, municipal or other government court, department, commission, board, agency or instrumentality. Client will immediately notify Factor if any matter described in the preceding sentence arises.




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         (f) Client is a corporation duly organized, validly existing and in good standing under the laws of Delaware. This Agreement and transactions contemplated hereby have been duly authorized by all necessary action by Client.

6. AFFIRMATIVE COVENANTS BY CLIENT.

         Client covenants and agrees that, from the date hereof and until termination of this Agreement and payment in full of all Accepted Accounts to Factor, Client will:

         (a) Pay all taxes or fees in relation to the Accounts and all goods sold or services rendered which give rise to Accounts.

         (b) Hold in trust for Factor, and immediately notify and turn over to Factor, any payment on an Accepted Account whenever any such payment comes into Client's possession, whether such payment is by cash, check (payable to Client, Factor or both), money order or other form of payment. Client shall also, where such payment is issued to the order of Client, immediately endorse the payment to the order of Factor. If Client comes into possession of a check or other payment which consists of payments owing both to the Client and Factor (i.e. the payment covers both Accepted Accounts and Accounts which were not purchased by Factor or other amounts owing to Client from Account Debtor), Client shall immediately endorse the check or other payment to Factor and turn it over to Factor who will then refund Client's portion to Client. Client acknowledges that an Event of Default pursuant to Section 10 shall have occurred, and that Client will become subject to criminal prosecution and civil actions, if Client does not immediately turn over to Factor each and every payment on an Accepted Account which comes into Client's possession. IN ADDITION, IF CLIENT DEPOSITS OR OTHERWISE NEGOTIATES A CHECK OR OTHER PAYMENT WHICH, BY THE TERMS OF THIS
SECTION 6 (B), SHOULD HAVE BEEN TURNED OVER TO FACTOR, CLIENT SHALL PAY FACTOR A MISDIRECTED PAYMENT FEE EQUAL TO 20% OF THE AMOUNT OF THE CHECK OR OTHER PAYMENT.

         (c) Not factor, sell, transfer, pledge or give a security interest in any of its Accounts, other accounts receivable or other Collateral to any person or entity other than Factor.

         (d) Notify Factor immediately if Account Debtor returns to Client any goods giving rise to an Accepted Account, and deliver such goods to Factor. Client shall not intermingle such goods with Client's other property, as the goods are the property of Factor.

         (e) Client shall not change its mailing address, principal place of business, chief executive office or its legal structure (i.e. from a proprietorship to a corporation, etc.) without Factor's prior written consent.

         (f) Immediately notify Factor of (i) any development which would materially and adversely affect the business, properties or financial condition of Client or any Account Debtor, the Accounts or the ability of Client to perform its obligations under this Agreement, and/or (ii) any actual or potential insolvency of Client or any Account Debtor.

7. SECURITY INTEREST AND COLLATERAL

         In order to secure the payment and performance of all obligations of Client to Factor, whether presently existing or hereafter arising, Client hereby grants to Factor a security interest in and lien upon Client's right, title and interest in all of Client's assets, which include, without limitation, (i) all of Client's account receivable, returned goods and related Rights, instruments, inventory, documents, contract rights, chattel paper, general intangibles and the proceeds thereof, now and hereafter owned by Client , or in which Client now or hereafter may have any rights, (ii) the Reserve Account and all payments (if any) due or to become due to Client from the Reserve Account, (iii) all of Client's other properties and assets, which include, without limitation, equipment, machinery, products, furniture, fixtures, tools, raw materials, work in process and supplies, and the proceeds thereof, now or hereafter owned by Client, or in which Client now or hereafter may have any rights, wherever located, and (iv) the proceeds of any insurance policies covering any of the foregoing (collectively, the "Collateral"). Client agrees to comply with all appropriate laws in order to perfect Factor's security interest in and to the Collateral and to execute and deliver to Factor and/or file UCC-1 Financing Statements and any other financing statement(s) or documents that Factor may require. Henry F. Nelson will sign a personal guaranty, which guaranty is acceptable to Factor and further secures Client's obligations hereunder.

8. COLLECTION OF ACCOUNTS.

         Factor shall have the sole and exclusive power and authority to collect each Accepted Account, through legal action or otherwise, and may, in its sole discretion, settle, compromise or assign (in whole or in part) any Accepted Account, or otherwise exercise any other right now existing or hereafter arising with respect to any Accepted Account.


9. POWER OF ATTORNEY.

         Client grants to Factor an irrevocable power of attorney authorizing and permitting Factor, at its option, without notice to Client, to do any or all of the following:

         (a) Endorse the name of Client on any checks or other forms of payment whatsoever that may come into the possession of Factor regarding Accepted Accounts, any other accounts or Collateral;

         (b) Pay, settle, compromise, prosecute or defend any Claim, Dispute, action, or other proceeding relating to Accepted Accounts or Collateral;

         (c) To extend the time of payment of any or all Accepted Accounts and to make any discounts, offsets, allowances or other adjustments with reference thereto;

         (d) Execute and file on behalf of Client any financing statement deemed necessary or appropriate by Factor to protect Factor's interest in and to the Accepted Accounts or Collateral, or under any provision of this Agreement; and

         (e) To do all things necessary and proper in order to carry out this Agreement.

         The power of attorney and authority granted to Factor herein is irrevocable until this Agreement is terminated and all Accepted Accounts have been paid in full and Client has satisfied in full all other obligations owed to Factor.


10. DEFAULTS AND REMEDIES

         (a) An event of default ("Event of Default") shall be deemed to have occurred under this Agreement upon the happening of one or more of the following:

         (A) Client shall fail to pay as and when due any amount of money owed to Factor;

         (B) There shall be commenced by or against Client any voluntary or involuntary case under the federal Bankruptcy Code, or any assignment for the benefit of creditors, or any appointment of a receiver or custodian or trustee for any of Client's assets;

         (C) Client shall become insolvent, or Client admits in writing its inability to pay its debts as they mature;

         (D) A material and adverse change shall have occurred in Client's financial condition, business or operations;

         (E) Client shall have a federal , state or local tax lien filed against any of its properties, or shall fail to pay any federal, state or local tax when due, or shall fail to file any federal, state of local tax form as and when due, or shall have a notice of seizure against it sent out by any federal or state taxing authority;

         (F) Any check or other payment described in Section 6(b) comes into Client's possession and Client does not immediately endorse and turn over such check or payment to Factor; or

         (G) A Recourse Event shall occur.

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         (b) If any Event of Default occurs, Factor may immediately exercise any and all of its rights and remedies with respect to Accepted Accounts and Collateral under this Agreement, the Uniform Commercial Code, and applicable law, which rights and remedies include, without limitation: (A) the right to declare any amount owed by Client to Factor immediately due and payable; (B) enforcement of the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (C) entering the premises of Client and taking possession of the Collateral and of the records pertaining to the Accepted Accounts and the Collateral; (D) granting extensions, compromising claims and settling Accepted Accounts for less than face value, without prior notice to Client; (E) collecting and depositing all of Client's accounts receivable, and the proceeds thereof, whether such accounts were purchased by Factor or not, (F) retaining any surplus realized from asset sales and holding Client liable for any deficiency as provided in the Uniform Commercial Code; and (G) without limiting Factor's rights pursuant to Sections 3 and 4, to charge back to Client any and all amounts or obligations owed by Client to Factor by taking funds out of the Reserve Accounts. Client shall also pay Factor immediately upon demand for all attorney's fees and disbursements incurred by Factor which are related in any way to an Event of Default and/or Recourse Event. In order to satisfy any amount owed by Client to Factor pursuant to this Agreement, Factor is hereby authorized by Client to initiate electronic debit or credit entries through the ACH system to each and every deposit account maintained by Client wherever such accounts are located.


11. TERM

         a) This Agreement shall become effective on the date hereof and shall continue in full force and effect for a period of twelve (12) months from the date hereof and will be automatically renewed for like periods thereafter, unless terminated by Client as of any anniversary date, by Client giving not less than sixty (60) days prior written notice to Factor or unless terminated by Factor at any time. Notwithstanding the foregoing, Client may terminate this Agreement early at any time by giving Factor not less than sixty (60) days prior written notice, and Factor may terminate this Agreement early at any time without notice should any Event of Default or Recourse Event occur, provided that in either event, Client will be obligated to pay Factor an early termination fee equal to the amounts calculated pursuant to the last paragraph of Section 2 for each and every remaining month of the term. After termination of this Agreement, Client shall remain fully responsible to Factor for any Accepted Accounts purchased before termination of this Agreement, and for any payment demands described in Section 12(h) no matter when such demands arise.

         (b) This Agreement and all covenants, agreements, representations and warranties made herein, shall survive the purchase by Factor of the Accounts hereunder, and shall continue in full force and effect after termination of this Agreement so long as Factor has not received payment in full on all Accepted Accounts or Client shall have any other obligations to Factor hereunder. Once this Agreement has been terminated and (i) Factor has received payment in full on all Accepted Accounts and (ii) Client has met all obligations to Factor hereunder, then Factor shall promptly terminate Factor's lien on the Collateral.

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12. MISCELLANEOUS

         (a) Client shall pay Factor $10.00 for each wire transfer made by Factor to Client, $20.00 for each FedEx, $2.00 for each cashier's check, $3.94 for each certified piece of mail, standard postage rates for the mailing of invoices, and $21.28 for each Dun & Bradstreet report; provided, however that if Factor's cost for the preceding items increases, Client shall also pay an additional amount equal to such increase.

         (b) This Agreement and the Exhibits and attachments hereto constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, commitments, negotiations, and understandings of the parties. No supplement, modification or amendment of this Agreement or any part thereof shall be binding unless executed in writing by both parties. This Agreement may not be assigned by Client without the prior written consent of Factor. This Agreement may be assigned by Factor without notice to or the consent of Client.

         (c) All rights, remedies and powers granted to Factor in this Agreement, or in any other instrument or document given by Client to Factor, are cumulative and may be exercised singularly or concurrently with such other rights as Factor may have. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         (d) Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (e) Client shall hold Factor harmless against any Customer ill will arising from (i) Factor's verification or collection of, or attempts to collect, any Account, and/or (ii) any other actions of Factor pursuant to this Agreement. Factor may cease attempts to collect any Accepted Account at any time.

         (f) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed sufficiently given only if served personally on the party to whom notice is to be given, or sent by facsimile (followed by a phone call which confirms receipt) or mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Client:
INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581
Attn: Henry F. Nelson
Phone: (508) 870-4000
Fax: (508) 870-5585

To Factor:
Benefactor Funding Corp.
249 Clayton St., Ste. 200
Denver, CO 80206
Attn: Randall Carter
Phone: (303) 333-6111
Fax: (303) 333-5530

or to such other address as the party may have specified in a notice duly given to the other party as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered or faxed (and confirmed) or three days after the date so mailed.



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         (g) This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law otherwise applicable to such determinations. Client and Factor agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Factor so elects, be instituted in any court sitting in Colorado (the "Acceptable Forums"). Client and Factor agree that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of Colorado or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Client waives any right to oppose any motion or application made by Factor as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

         (h) If Factor receives a payment from an Account Debtor and a trustee in Bankruptcy, debtor in possession, receiver, custodian or other party demands that such payment be returned and/or given to such party or to a bankruptcy estate, then a Recourse Event under this Agreement shall have occurred and Client shall owe Factor any and all amounts demanded by such trustee in bankruptcy, debtor in possession, receiver, custodian or other party, and Client shall pay such amounts to Factor immediately upon Factor's demand. This Section
(h) shall survive the termination of this Agreement and shall remain in effect for seven years after termination of this Agreement.

         (i) Each of Client and Factor hereby (1) waive any right it may have to a jury trial, or any right to claim or recover in any litigation any special, exemplary, punitive or consequential damages, or damages other then, or in addition to, actual damages, plus interest and fees, and (2) acknowledge that it has been induced to enter into this Agreement and the transactions contemplated hereby by, among other things, the mutual waivers contained in this subsection
(i).

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

FACTOR:

BENEFACTOR FUNDING CORP

By:         /s/ Randall Carter
            ---------------------------
            Title: President

CLIENT:

INSCI CORP.,
FORMERLY INSCI-STATEMENTS.COM, CORP.

By:         /s/ Henry F. Nelson
            ---------------------------
            Title: President and CEO






                                      -8-
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                                    EXHIBIT A


         This Exhibit A, dated ________________, is part of the Factoring and Security Agreement (the "Agreement"), dated as of January 21, 2002, between INSCI Corp., formerly insci-statements.com, corp., a Delaware corporation (the "Client") and Benefactor Funding Corp., a Colorado corporation (the "Factor").

Pursuant to Section 1 of the Agreement, Client hereby sells and assigns to Factor, and Factor accepts for purchase, the following Accounts with the following Initial Payments (as defined in the Agreement):

Initial Payments at 80%: see attached report for Account detail; each Accounts is identified on the attached report by Invoice ID and Debtor name.

                               TOTAL: $XX, XXX.XX

The aggregate Initial Payment pursuant to this Exhibit A is $__________, less the one time UCC fee of $350.00, and less the $10.00 wire fee. $_________ is being paid by wire.

NOTE: any receivable on this Exhibit A that is crossed out by Factor is not accepted by Factor for purchase.

IT IS A CRIME TO DEPOSIT ANY ACCOUNT DEBTOR PAYMENT FOR ANY OF THESE INVOICES, AS SUCH INVOICES BELONG TO FACTOR. Factor may pursue civil and criminal remedies if any such payments are deposited. By signing on this Exhibit A, you are taking full responsibility for all actions of all employees and/or agents who deposit any such payments and you are agreeing that every possible precaution is being made to ensure that such payments are not deposited.

INSCI CORP., FORMERLY INSCI-             BENEFACTOR FUNDING CORP.
STATEMENTS.COM, CORP.


BY:  ______________________________      BY:  ______________________________

                                    EXHIBIT B

Date

Account Debtor Name
Address

Dear Accounts Payable;

           In order to grow our business and to better serve our customers, we have entered into a Factoring and Security Agreement with Benefactor Funding Corp. ("Benefactor"), and have assigned and sold to Benefactor all of our rights in all accounts receivable and other payments due from you and your affiliates.

           This letter serves as your irrevocable authority to pay the full amount of all current and future invoices and all other payments directly and solely to:

           Benefactor Funding Corp.
            for INSCI Corp.
           P.O. Box 6241
           Denver, CO 80206

           This assignment and the instructions herein are effective as of the date of this letter and cannot be modified or revoked, without Benefactor's prior written consent. If there are any questions concerning your billing, please call Lori Segura at Benefactor at (303) 333-6111.

           Thank you for your consideration.

                                                 Sincerely,


                                                 _______________________________
                                                 INSCI CORP.
                                                 INSCI-STATEMENTS.COM, CORP.


                                                 _______________________________
                                                 BENEFACTOR FUNDING CORP.



Please provide us with your Federal Tax ID# so that we may correctly apply your payments.

________________________________                 by: ___________________________
                                                       your name

                                               PLEASE FAX THIS TO (303) 333-5530








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